REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "Agreement") is made and entered into as of December 15, 2004, by and among Workstream Inc., a Canadian corporation (the "Company"), and the purchasers signatory hereto (each such purchaser, a "Purchaser" and collectively, the "Purchasers").

            This  Agreement  is  made  pursuant  to  the   Securities   Purchase
Agreement, dated as of the date hereof among the Company and the Purchasers (the "Purchase Agreement").

            The Company and the Purchasers hereby agree as follows:

      1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Advice" shall have the meaning set forth in Section 6(d).

            "Effectiveness Date" means, with respect to the Registration Statement required to be filed hereunder, the earlier of (a) the 120th calendar day following the Closing Date of the Purchase Agreement, and (b) the fifth Trading Day following the date on which the Company is notified by the Commission that the Registration Statement will not be reviewed or is no longer subject to further review and comments and there is no prohibition under the Instructions to Item 7 of Form 8-K on declaring the Registration Statement effective.

            "Effectiveness Period" shall have the meaning set forth in Section 2(a).

            "Event" shall have the meaning set forth in Section 2(b).

            "Event Date" shall have the meaning set forth in Section 2(b).

            "Filing Date" means, with respect to the Registration Statement required to be filed hereunder, the 45th calendar day following the Closing Date of the Purchase Agreement.

            "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

            "Indemnified  Party"  shall  have the  meaning  set forth in Section
      5(c).

            "Indemnifying  Party"  shall have the  meaning  set forth in Section
      5(c).

            "Losses" shall have the meaning set forth in Section 5(a).

            "Proceeding"  means  an  action,   claim,  suit,   investigation  or
      proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Registrable Securities" means all of the Shares.

            "Registration Statement" means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

            "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

            "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

      2. Registration.

            (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement, or include in an amendment to a previously filed Registration Statement, covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case the Registration shall be on another appropriate form in accordance herewith). The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders) substantially the "Plan of Distribution" attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event not later than the Effectiveness Date, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed to the Company's transfer agent and the affected Holders (the "Effectiveness Period").

            (b) If: (i) a Registration Statement is not filed on or prior to the Filing Date (if the Company files a Registration Statement, or an amendment to a previously filed Registration Statement, without affording the Holder the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, and if the Commission is not then prohibited from declaring the Registration Statement effective pursuant to the Instructions to Item 7 of Form 8-K, or (iii) prior to the date when such Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 30 calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the Effectiveness Date, or (v) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, for in any such case 10 consecutive calendar days but no more than an aggregate of 15 calendar days during any 12 month period (which need not be consecutive Trading Days)(any such failure or breach being referred to as an "Event," and for purposes of clause (i) or
      (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 30 calendar days is exceeded, or for purposes of clause (v) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on the first monthly anniversary of such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder; and (y) on each subsequent monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder. If the Company fails to pay any partial liquidated damages pursuant to this
      Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

      3. Registration Procedures

      In connection with the Company's registration obligations hereunder, the Company shall:

            (a) Not less  than  five  Trading  Days  prior to the  filing of the
      Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall, (i) furnish to the Holders copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in good faith, provided that the Company is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of such documents. Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a "Selling Holder Questionnaire") not less than two Trading Days prior to the Filing Date or by the end of the fourth Trading Day following the date on which such Holder receives draft materials in accordance with item (i) of this Section. A delay by any Holder in providing such completed Questionnaire to the Company shall extend all time periods in this Agreement for the Company to take action which requires the information requested by such Questionnaire.

            (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably possible, upon request, provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by such Person, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

            (f) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving on any notice pursuant to Section 3(c).

            (g) Prior to any resale of Registrable  Securities by a Holder,  use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep the Registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

            (h) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

            (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (v) of Section 3(c) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3(i) to suspend the availability of a Registration Statement and Prospectus, subject to the payment of liquidated damages pursuant to Section 2(b), for a period not to exceed 60 days (which need not be consecutive days) in any 12 month period.

            (j) Comply with all applicable rules and regulations of the Commission.

            (k) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the person thereof that has voting and dispositive control over the Securities. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing at such time shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended until such information is delivered to the Company.

      4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

      5. Indemnification

            (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading,  except to the extent, but only to the extent,  that
      (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has reviewed and approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
      Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statement or omission is based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has reviewed and approved Annex A hereto for this purpose) or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(d). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

            Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section), other than legal fees incurred by the Indemnified Party after the Indemnifying Party has assumed defense of such Proceeding, shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

            (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

            The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      6. Miscellaneous

            (a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

            (c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as it practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of the Registrable Securities hereunder shall be subject to the provisions of Section 2(b).

            (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder of the then outstanding Registrable Securities.

            (e) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.

            (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

            (g) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

            (h) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined with the provisions of the Purchase Agreement.

            (i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (l) Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

                            *************************

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                       WORKSTREAM, INC.

                                       By: /s/ Michael Mullarkey
                                           -------------------------------------
                                               Name: Michael Mullarkey
                                               Title: Chairman and CEO

                       [SIGNATURE PAGE OF HOLDERS FOLLOWS]

          [PURCHASER'S SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Name of Investing Entity: Rubicon Master Fund
                          ------------------------------------------------------

Signature of Authorized Signatory of
Investing entity:                             /s/ Jeffrey Eugene Brummette
                                              ----------------------------------

Name of Authorized Signatory:  Jeffrey Eugene Brummette
                              -----------------------------------------

Title of Authorized Signatory: Partner
                               -------------------------------------------------

                           [SIGNATURE PAGES CONTINUE]

          [PURCHASER'S SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Name of Investing Entity:  Union Spring Fund Ltd.
                          ------------------------------------------------------

Signature of Authorized Signatory of Investing entity:  /s/ Steven R. Crane
                                                       -------------------------

Name of Authorized Signatory:  Steven R. Crane
                              --------------------------------------------------

Title of Authorized Signatory: Director
                               -------------------------------------------------


                           [SIGNATURE PAGES CONTINUE]

          [PURCHASER'S SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Name of Investing Entity: SUNRISE FOUNDATION TRUST

Signature of Authorized Signatory of Investing entity: /s/ Nathan A. Low

Name of Authorized Signatory: Nathan A. Low

Title of Authorized Signatory: __________________________

Name of Investing Entity: Nathan A. Low

Signature of Authorized Signatory of Investing entity: /s/ Nathan A. Low

Name of Authorized Signatory: Nathan A. Low

Title of Authorized Signatory: __________________________

Name of Investing Entity: SUNRISE EQUITY PARTNERS, LP

Signature of Authorized Signatory of Investing entity: /s/ Marilyn Adler

Name of Authorized Signatory: Marilyn Adler

Title of Authorized Signatory: Manager of Level Counter, LLC, the general partner of Sunrise Equity Partners, LP.



                           [SIGNATURE PAGES CONTINUE]

                                     ANNEX A

                              Plan of Distribution

         The common shares which may be sold by the selling shareholders and any of their pledgees, donees, transferees or other successors-in-interest, may be disposed of from time to time in one or more transactions, which may involve:

            o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

            o sales on the NASDAQ Small Cap Market, Boston Stock Exchange, or any other principal market on which the common shares trade at the time of sale, including directly with a market maker acting as principal;

            o privately-negotiated transactions, which include direct sales to purchasers and sales effected through agents;

            o a block trade in which the broker or dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker or dealer as principal and resale by that broker or dealer for its own account;

            o an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

            o short sales;

            o the pledge of the security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves sell or transfer the common shares or their interest in such securities;

            o the transfer of the common shares by the selling shareholders to their partners, members or shareholders;

            o a combination of any of the above; or

            o any other method permitted by applicable law.

      The sale price of the common shares pursuant to the prospectus may be:

            o a fixed price;

            o the market price prevailing at the time of sale;

            o a price related to such prevailing market price;

            o a negotiated price; or

            o at any other prices as the selling shareholders may determine, including sales below the market price.

      The selling shareholders may engage broker-dealers to participate in the sales. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom broker-dealers may act as agent or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

      In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales of our common shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery to such broker-dealers of our common shares, which shares may be resold thereafter pursuant to the prospectus.

      The common shares covered by the prospectus may also be sold in private transactions pursuant to Rule 144 under the Securities Act of 1933, rather than pursuant to the prospectus. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the common shares if they deem the purchase price to be unsatisfactory at any particular time.

      In order to comply with the securities laws of certain states, if applicable, the common shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the common shares may not be sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Selling shareholders that are broker dealers are statutory underwriters under the Securities Act of 1933. Selling shareholders that are affiliates of broker dealers purchased the shares in the ordinary course of business and at the time of purchase the seller had no agreements or understandings, directly or indirectly, with any person to distribute the shares. Under certain circumstances, the selling shareholders and any broker-dealers that act in connection with the sales of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the sale of the shares as principals may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Selling shareholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

ANNEX B

                                 WORKSTREAM INC.
                                 (the "Company")

                    QUESTIONNAIRE TO THE SELLING SHAREHOLDERS

      This Questionnaire is to be completed, signed and faxed to Scott Brucker, Esquire at 215-701-2410 by no later than December __, 2004, by the person or entity indicated on the cover of this Questionnaire (the "Selling Shareholder") whose common shares of the Company are being registered pursuant to a Registration Statement on Form S-3. Retain a duplicate copy for your files.

      If you are uncertain about any of the following questions as they apply to your situation, please supply all relevant facts. Include separate sheets with details if necessary. If you have any questions, please call Workstream's counsel, Scott Brucker, Esquire, at (215) 665-3710.

      Please notify me immediately if any of the information disclosed in your answers changes. Please answer all questions. Indicate "none" or "not applicable" when appropriate. Information should be given as of the date of this Questionnaire, even if previously reported to the Company.

      IN ANSWERING THESE QUESTIONS, PLEASE REFER TO THE INSTRUCTIONS AT THE BEGINNING OF THIS QUESTIONNAIRE.



David Polansky                                          Dated: December __, 2004
Chief Financial Officer
Workstream Inc.
2600 Lake Lucien Drive, Suite 410
Maitland, Florida 32751


      Name of Selling Shareholder: _________________________________

                          Instructions and Definitions

      The following instructions and definitions are furnished to aid you in preparing your answers to this Questionnaire.

      1.    For  purposes  of  this   Questionnaire  the  term  "Company"  means
            Workstream Inc.

      2. "Beneficial" ownership. The SEC has taken the position that if you have sole or shared voting power or dispositive power or the ability to acquire either sole or shared voting or dispositive power of a security within 60 days, you are the beneficial owner of that security, even though that security is not registered in your name. Thus, for example, you could be the beneficial owner of securities in a trust or estate of which you are a trustee or executor, or of which you are one of the trustees or executors, or you could be the beneficial owner of securities which you have a right to purchase.

      3. The term "affiliate" for purposes of this Questionnaire means any person directly or indirectly controlling, controlled by, or under common control with the Selling Shareholder.

      4. An example response has been provided to assist you in preparing your response.

      1.    Broker-Dealer Status.

      (a) Are you, or are you an affiliate of, a broker-dealer registered under the Securities Exchange Act of 1934?

                         Yes |_|                 No |_|

      If "yes," please give details below.





      (b) Please confirm the following statement: The Company's equity securities that are being purchased by you were purchased in the ordinary course of your business, and at the time the securities were purchased, you did not have any agreement or understanding, directly or indirectly, with any person to distribute the securities.

                Confirmed |_|                 Cannot Confirm |_|

      If "cannot confirm," please give details below.





      2.    Relationships with the Company.

      (a)  Have  you  held  any  position  or  office  with  the  Company,   its
predecessors or affiliates within the last three years?

                         Yes |_|                 No |_|

      If "yes," please give details below.

      (b) Have you had any other material relationship with the Company, its predecessors or affiliates within the last three years?

                         Yes |_|                 No |_|

      If "yes," please give details below.






3.    Equity Securities Beneficially Owned By You.

      (a) Please state the number and type of equity securities of the Company beneficially owned (please see instructions and definitions on page 2) by you as of the date of this Questionnaire, including securities which are exercisable or convertible into equity securities within 60 days of the date of this Questionnaire.

Class                                                         Number of Shares
of Security                                                   Beneficially Owned
-----------                                                   ------------------




      (b) If any natural person or entity other than you holds or shares voting power or dispositive power with respect to the Company's equity securities listed in response to Question 3(a), please provide the names of the natural persons (including titles) or entities that hold or share such voting power or dispositive power and indicate the number of the Company's equity securities covered thereby.

      (c) With respect to the Company's equity securities listed in response to Questions 3(a) and 3(b) for which an entity holds or shares voting power or dispositive power, please provide the names of the natural persons (including titles) or entities that control the entity or entities listed in response to Questions 3(a) and 3(b).





      (d) Please continue to list the natural persons or entities that control the entities listed in response to Question 3(c) and the entities listed in response to this Question 3(d) until you have listed only natural persons (including titles) that control the applicable entity or entities.



      (e) If any person or entity disclaims beneficial ownership of any of the equity securities you have listed in response to Question 3, please so indicate:

                                EXAMPLE RESPONSE

The following is an example of a response to items 1 through 3. Please assume ABC Corporation is the Selling Shareholder for purposes of this example.

1.    Broker-Dealer Status.

      ABC Corporation is an affiliate of a broker-dealer because its sole shareholder, DEF Corporation, is a broker-dealer.

2.    Relationships with the Company.

      (a) ABC Corporation has not held any position or office with the Company, its predecessors or affiliates within the last three years.

      (b) ABC Corporation provided consulting services to the Company in March 2002.



3.    Equity Securities Beneficially Owned By You.

Question 3(a).

Class                                                         Number of Shares
of Security                                                   Owned Beneficially
-----------                                                   -----------------
Common Shares                                                       100,000

Warrants to purchase Common Shares                                  200,000

Question 3(b).

      Not applicable

Question 3(c).

      ABC Corporation is controlled by DEF Corporation, ABC Corporation's sole shareholder.

Question 3(d).

      DEF Corporation is controlled by XYZ Corporation, DEF Corporation's sole shareholder. XYZ Corporation is controlled by John Doe, XYZ Corporation's sole shareholder and its President and Chief Executive Officer.

Question 3(e).

      John Doe disclaims beneficial ownership of the 100,000 Common Shares and the Warrants to purchase 200,000 Common Shares.

      The undersigned hereby acknowledges that the information contained herein is true to the best of his knowledge and will notify the Company immediately of any changes in such information.



DATED: December ____, 2004            FOR INDIVIDUALS:


                                      ------------------------------------------
                                      Name of Selling Shareholder [please print]

                                      ------------------------------------------
                                      Signature

                                      FOR CORPORATIONS, PARTNERSHIPS OR TRUSTS:


                                      ------------------------------------------
                                      Name of Selling Shareholder [please print]

                                      By:_________________________________
                                               Signature

                                          Name:___________________________
                                                    [please print]

                                          Title:____________________________
                                                  [please print]